Exhibit 5.04

[Jennings, Strouss & Salmon, P.L.L.C. letterhead]

August 17, 2023

Entergy Arkansas, LLC

425 West Capitol Avenue

Little Rock, Arkansas 72201

Ladies and Gentlemen:

We have acted as counsel for Entergy Arkansas, LLC (the “Company”), in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-266624-05 (the “Registration Statement”)), relating to $300,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds 5.30% Series due September 15, 2033 (the “Bonds”). The Bonds have been issued pursuant to the Company’s Mortgage and Deed of Trust, dated as of October 1, 1944, with Deutsche Bank Trust Company Americas, as successor Corporate Trustee (the “Corporate Trustee”), and, as to property in Missouri, The Bank of New York Mellon Trust Company, N.A., as successor Co-Trustee (the Mortgage and Deed of Trust, as amended and supplemented, including by the supplemental indenture establishing the terms of the Bonds, being hereinafter referred to as the “Mortgage”).

In our capacity as such counsel, we have examined the Registration Statement and the Mortgage, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of the officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or have caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Corporate Trustee as to the authentication and delivery thereof.

Subject to the foregoing and the further exceptions and qualifications set forth below, we are of the opinion that the Bonds are legally issued and are binding obligations of the Company.

This opinion is limited to the laws of the State of Texas, except as set forth in the following two sentences. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the State of Arkansas, we have relied upon the opinion of even date herewith addressed to you of Friday, Eldredge & Clark, LLP, which is being filed as Exhibit 5.03 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement. To the

August 17, 2023

extent that this opinion relates to or is dependent upon matters governed by the laws of the State of New York, we have relied upon the opinion of even date herewith addressed to you of Morgan, Lewis & Bockius LLP, which is being filed as Exhibit 5.02 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement. As to all matters of the laws of the State of Texas, Friday, Eldredge & Clark, LLP and Morgan, Lewis & Bockius LLP are authorized to rely on this opinion as if it were addressed to each of them.

We further note that our opinion regarding the binding nature of the Company’s obligations with respect to the Bonds may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law) and principles of public policy, including the possible unavailability of specific performance or injunctive relief, and (b) concepts of materiality, reasonableness, good faith and fair dealing and by the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as Exhibit 5.04 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement and to the references to our firm, as counsel, in the Registration Statement under the caption “Legality.” In giving the foregoing consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Jennings, Strouss & Salmon, P.L.L.C.

JENNINGS, STROUSS & SALMON, P.L.L.C.